As filed with the Securities and Exchange Commission on August 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

____________________

AC IMMUNE SA

(Exact Name of Registrant as specified in its charter)

Switzerland		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
EPFL Innovation Park Building B 1015 Lausanne, Switzerland
(Address including zip code of Principal Executive Offices)
____________________
Amended and Restated AC Immune SA 2016 Stock Option and Incentive Plan
(Full title of the plans)
____________________
Cogency Global Inc. 10 East 40th Street, 10th Floor New York, New York 10016, USA
(Name and address of agent for service) (800) 221-0102 (Telephone number, including area code, of agent for service) ____________________

Copies to:
Derek J. Dostal Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Shares, par value CHF 0.02 each, reserved for issuance pursuant to the Amended and Restated AC Immune SA 2016 Stock Option and Incentive Plan	1,353,495	$5.55 (2)	$7,511,897.25	$910.44

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares of CHF 0.02 each par value (“Common Shares”), of AC Immune SA (the “Registrant”) issuable pursuant to the Amended and Restated AC Immune SA 2016 Stock Option and Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under the Plan by reason of any share dividend, share split or other similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the high and low prices reported for a Common Share on the NASDAQ Global Market on July 29, 2019.

(3)	Rounded up to the nearest penny.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register additional Common Shares issuable under the Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on March 8, 2017 (Registration No. 333-216539).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number
4.1	AC Immune SA Articles of Association (incorporated herein by reference to the Exhibit 3.1 to the Registrant’s Report on Form 6-K, filed with the Commission on August 8, 2018)
4.2	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1 (File No. 333-211714), filed with the Commission on May 31, 2016)
5	Opinion of Vischer AG, Swiss counsel of AC Immune SA, as to the validity of the common shares (filed herewith)
23.1	Consent of Vischer AG, counsel of AC Immune SA (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith)
23.3	Consent of Ernst & Young AG, independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99	Amended and Restated AC Immune SA 2016 Stock Option and Incentive Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lausanne, Switzerland on this 5th day of August, 2019.

AC Immune SA

By:	/s/ Andrea Pfeifer
Name:	Andrea Pfeifer
Title:	Chief Executive Officer

By:	/s/ Joerg Hornstein
Name:	Joerg Hornstein
Title:	Chief Financial Officer

Cogency Global Inc. (Authorized Representative in the United States)

By:	/s/ Colleen A. DeVries
Name:	Colleen A. DeVries
Title:	SVP on behalf of Cogency Global Inc.

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrea Pfeifer and Joerg Hornstein as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrea Pfeifer	Chief Executive Officer, Director	August 5, 2019
Andrea Pfeifer	(Principal Executive Officer)

/s/ Joerg Hornstein	Chief Financial Officer	August 5, 2019
Joerg Hornstein	(Principal Financial and Accounting Officer)

/s/ Douglas Williams	Chairman and Director	August 5, 2019
Douglas Williams

/s/ Martin Velasco	Vice Chairman and Director	August 5, 2019
Martin Velasco

/s/ Friedrich von Bohlem und Halbach	Director	August 5, 2019
Friedrich von Bohlen und Halbach

/s/ Peter Bollman	Director	August 5, 2019
Peter Bollman

/s/ Thomas Graney	Director	August 5, 2019
Thomas Graney

/s/ Werner Lanthaler	Director	August 5, 2019
Werner Lanthaler

/s/ Roy Twyman	Director	August 5, 2019
Roy Twyman